Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑3 (No. 333-160244, as amended by Post-Effective Amendments No. 1 and 2) and S‑8 (No. 333-188247, 333-116371, 333-66183 and 333-212080) of Kaman Corporation of our report dated February 27, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Hartford, Connecticut
February 27, 2018